Exhibit 23(p)(3)

                             DELPHI MANAGEMENT, INC.

                            CODE OF ETHICS PROCEDURES


General Principles

In accordance with Rule 17j-1(c)(2)(i) of the Investment Company Act of 1940, as amended (the "1940 Act"), these Procedures have been designed to prevent "Access Persons" (as defined in the Code of Ethics (the "Code")) of Delphi Management, Inc. ("Delphi") from violating such Code. All capitalized terms used herein and not defined shall have the meanings given to them in the Code, as in effect from time to time.

Reporting Responsibilities

The Compliance Officer shall be responsible for identifying all Access Persons who are required to make Quarterly Transaction Reports, Initial Holdings Reports and Annual Holdings Reports to Delphi under the Code. The Compliance Officer shall notify such Access Persons of their reporting obligations under the Code and circulate periodic reminders of such reporting obligations.

The Compliance Officer shall be responsible for the review of all Quarterly Transaction Reports, Initial Holdings Reports and Annual Holdings Reports required to be submitted by Access Persons. The Compliance Officer shall have his Reports reviewed by a person designated by Delphi.

The Compliance Officer shall be required to submit to the Board of Directors an Annual Report containing the information set forth in Rule 17j-1(c)(2)(ii) of the 1940 Act.

Recordkeeping Requirements

(1) The Compliance Officer shall maintain the records required by Rule 17j-1(f)(1) of the 1940 Act in an easily accessible place, including the following documents:

(A) A copy of the Code that is in effect, as well as any code of ethics of Delphi that within the past five years was in effect;

(B) A record of any violation of the Code, and of any action taken as a result of the violation, to be maintained for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by Rule 17j-1, to be maintained for at least five years after the end of the fiscal year in which the report is made;

(D) A record of all persons, currently or within the past five years, who are or were required to make reports under Rule 17j-1(d), or who are or were responsible for reviewing such reports; and

(E) A copy of each report made to the Board of Directors by the Compliance Officer pursuant to Rule 17j-1(c)(2)(ii), to be maintained for at least five years after the end of the fiscal year in which the report is made.

(2) In addition, the Compliance Officer shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an Initial Public Offering or in a Private Placement by Delphi employees for at least five years after the end of the fiscal year in which the approval is granted.

Preclearance

The Compliance Officer shall be responsible for the prior approval of all securities transactions of Delphi employees. Preclearance for the Compliance Officer shall be done by a person designated by Delphi.

Receipt of Certification of Compliance

The Compliance Officer shall obtain from each Access Person a certification on an annual basis that such Access Person has read and understood Delphi's Code and recognizes that he or she is subject to such Code. Further, the Compliance Officer shall obtain from each Access Person an annual certification that such Access Person has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

Sanctions

Upon discovering that an Access Person has not complied with the requirements of this Code, the Compliance Officer shall submit findings to Delphi's management. Management may impose on that Access Person whatever sanctions it deems appropriate, including, among other things, disgorgement of profits, revenue, suspension or termination of employment.

Certification of Adequacy

The Compliance Officer shall provide to the Board of Directors of Delphi, no less frequently than annually, a written certification that Delphi has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Confidentiality

All information obtained from any Access Person shall be kept in strict confidence, except that reports of securities transactions may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

Amendments to the Code of Ethics

The Compliance Oficer may recommend to Delphi any changes to the Code. However, any material changes to the Code of Ethics must be approved by the Board of Directors of Delphi within six months of such change.

                                  Attachment A

"Beneficial ownership", for purposes of this Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-(a)(2) under the Securities Exchange Act of 1934, as amended, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities:

(i) securities held in the person's own name;

(ii) securities held with another in joint tenancy, community property or other joint ownership;

(iii) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan;

(iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(vi) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decisions;

(vii) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(viii) securities held by a general partnership or limited partnership in which the person is a general partner;

(ix) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

(x) securities in a portfolio giving the person certain performance related fees; and

(xi) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

                                                                   Attachment B

                              KOBREN INSIGHT FUNDS
                       INITIAL SECURITIES HOLDINGS REPORT

This report should be completed and returned to the Compliance Officer within ten (10 days) after a person becomes an Access Person. All terms have the same meanings as in the Code of KIF.

Access Person (name):  _____________________________
Date of Report: ________________

         1. The following are all securities in which I had a direct or indirect beneficial interest when I became an Access Person:

----------- ------------------------------------ ------------------------------
                               Number of Shares/
     Title of Security         Principal Amount             Broker/Dealer/Bank

     Direct/Indirect Ownership
------ ------------------------------------ ------------------------------

Types of securities to report: Stocks, bonds, UITs, LPs, REITs, options, and others Excluded securities: Mutual funds, bank instruments, (i.e., CDs), Direct Obligations of the U.S. Government

         2. The following are all securities accounts with brokers, dealers or banks in which I hold securities for my direct or indirect benefit whether or not transactions in such securities are reportable under the Code:

------------------------------------------------

A. I hereby acknowledge receipt of a copy of the Code of Ethics of KIF.

B. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person." Signature:

                                                Print Name:

                                                Date:      ___________________

                                                                   Attachment C

                              KOBREN INSIGHT FUNDS
                          Quarterly Transaction Report

                         For the Calendar Quarter Ended
                               (month/day/year)

To:      Kobren Insight Funds' Compliance Officer

         1. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the KIF Code of Ethics:


                                Number of                          Nature of                        Broker/Dealer
                                Shares or      Dollar Amount      Transaction                          or Bank
               Date of          Principal           of            (Purchase)                        Through Whom
Security     Transaction         Amount         Transaction      Sale, Other)         Price           Effected
--------     -----------         ------         -----------      ------------         -----           --------


         2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:

         Broker/Dealer, Bank                          Date Account Established




3. I have not traded any of the securities that appeared on the Blackout List.


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) excludes other transactions not required to be reported.

                                             Signature:

                                             Print Name:
                                             Date:  __________________________

                                                                   Attachment D

                              KOBREN INSIGHT FUNDS

                        ANNUAL SECURITIES HOLDINGS REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account). The reports must be returned to the Compliance Officer by January 15th each year.

Access Person (name):  _____________________________

Date of Report: ________________

- ------------------------------------- ------------------------------
                               Number/of Shares
     Title of Security         Principal Amount             Broker/Dealer/Bank

     Direct/Indirect Ownership

Types of securities to report: Stocks, bonds, UITs, LPs, REITs, options, and others Excluded securities: Mutual funds, bank instruments, (i.e., CDs) or direct obligations of the U.S. Government